BESTWAY COACH EXPRESS INC.

Bus Leases 2198 and 3118

Commercial Transportation Lease Agreement

This Lease Agreement (the "Agreement") effective as of December 10, 1999 is entered into by and between Partnership Financial Services, Inc. d/b/a ABC Financial Services, a Delaware corporation ("Lessor"), and the undersigned (the "Lessee"). If more than one party executes this Agreement as Lessee, each shall be jointly and severally liable hereunder.

1. LEASE; DISCLAIMER. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor certain Vehicles for use in its business. Lessee's lease of a Vehicle shall be effective on the date Lessee accepts the Vehicle for Lease hereunder. Lessor hereby assigns the manufacturer's warranty to Lessee for the Lease Term. **LESSEE AGREES THAT LESSOR IS NOT THE MANUFACTURER, DESIGNER OR DISTRIBUTOR OF, THE VEHICLES AND THAT EACH VEHICLE IS OF A DESIGN SELECTED BY LESSEE AND SUITABLE FOR ITS PURPOSES. ALL VEHICLES ARE LEASED "AS IS." LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE INCLUDING, BUT NOT LIMITED TO: THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF A VEHICLE; THE DESIGN, QUALITY OR CAPACITY OF A VEHICLE; OR COMPLIANCE OF A VEHICLE WITH APPLICABLE LAW.**

2. DELIVERY. Lessee shall inspect a Vehicle at the location of delivery. Lessee's removal of a Vehicle from such location shall constitute acceptance of the Vehicle and Lessee's warranty to Lessor that the Vehicle conforms to Lessee's specifications. Lessee agrees that Lessee's obligation to pay rent and other amounts with respect to such Vehicle shall be unconditional and that Lessee shall not be entitled to any reduction of, or setoff against, such amounts (provided, however, that any such payment shall not prejudice Lessee's right to claim adjustment or reimbursement).

3. TERM OF AGREEMENT. This Agreement shall commence on the date set forth above, and continue until canceled or terminated by either party upon 30 days' written notice to the other. Notwithstanding termination, this Agreement shall remain in effect with respect to each Vehicle then leased until all terms and conditions of this Agreement are satisfied.

4. LEASE TERM. The noncancelable minimum Lease Term for each Vehicle is 367 days beginning upon the first periodic period payment date. Thereafter, the Lease Term may be renewed each payment period, provided that such renewals shall not extend the Lease term beyond the Lease term set in Exhibit C hereto.

5. OPERATION. Lessee shall operate the Vehicles solely in the United States (Lessee acknowledges that breach of such covenant could adversely affect Lessor's assumed tax benefits and thereby subject Lessee to liability therefore) and in accordance with applicable federal, state and local law governing the use, operation, maintenance or alteration of the Vehicles. Lessee agrees to repair the Vehicles and to maintain them in safe and good mechanical condition and running order. All additions to a Vehicle become the property of Lessor and shall be surrendered with the Vehicle. **NO VEHICLES MAY BE USED TO TRANSPORT HAZARDOUS SUBSTANCES.**

6. NET LEASE. Lessee covenants that it will pay all costs, expenses, fees, charges, fines, interest, and taxes, including, without limitation, sales, property and use taxes, incurred in connection with the Vehicle's titling, registration, delivery, purchase, sale, rental, modification, and arising from the ownership, operation or use of the Vehicle during its Lease Term regardless of when assessed or payable. If Lessor pays any of the foregoing amounts, Lessee shall promptly reimburse Lessor and pay Lessor's then current administrative charge.

7. TITLE; REGISTRATION. Lessee, at its own expense, will obtain all required registration plates, permits or licenses for the Vehicles. If Lessor pays for any of the foregoing, Lessee will promptly reimburse Lessor. Lessee agrees to properly title and register the Vehicles in Lessor's name and, if Lessee is in possession of the title, to promptly deliver the title to Lessor. Lessee will bear all costs and expenses, including Lessor's administrative fee, to correct incorrect titles.

8. RENTAL CHARGES. Lessee will pay rental for the Vehicles in accordance with the relevant Exhibits, as well as all other rental charges provided for in this Agreement. Notwithstanding any provisions hereof to the contrary, the failure of Lessee to receive an invoice for such payments or to receive invoices on a timely basis shall not excuse or otherwise modify payment terms provided for herein or in Exhibits hereto.

Lessee acknowledges that the periodic rental charges are based on a presumed after-tax return to Lessor. If any changes in federal or state tax laws or regulations (including a change in corporate income tax rate) cause Lessor's after-tax return to be reduced or impact the ability of Lessor to realize the full tax benefits contemplated herein, Lessor may, in compensation, prospectively adjust the periodic rental charges.

9. PAYMENT TERMS. Time is of the essence. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05 per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any. It is the intent of Lessor that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Lessee or, upon request of Lessee, refunded. Lessee agrees to carefully review each invoice or other statement provided by Lessor. If Lessee identifies a billing error, Lessee will advise Lessor promptly and in such event, Lessor's sole liability and Lessee's exclusive remedy shall be appropriate adjustments in Lessee's account. All charges are based upon Lessor standard operating routines, existing business policy and computer systems capabilities.

10. SURRENDER OF VEHICLES. At the end of the minimum Lease Term, Lessee may, and at the end of the Lease Term, Lessee shall, upon reasonable written notice to Lessor, either purchase the Vehicle for its then fair market value or return the Vehicle to Lessor by delivering the Vehicle to Lessor at mutually agreed location. Upon surrender or, if not surrendered, at final disposition, the Vehicle shall be in good, safe and lawful operating condition. Surrender of the Vehicle shall not be effective until Lessor has actual physical possession of the Vehicle and has received all license plates, registration certificates, documents of title, odometer and damage disclosures and other documentation necessary for the sale of the Vehicle. If, upon Lessee request, Lessor accepts an offer to purchase a Vehicle from a Lessee or a purchaser identified by Lessee and Lessor does not take actual physical possession of the Vehicle, neither surrender nor sale shall be deemed to occur until Lessor delivers the certificate of title and receives payment. Any personal property in a Vehicle upon surrender shall be deemed abandoned and may be disposed of by Lessor without liability.

11. SALE OF VEHICLES. In the event Lessee elects not to exercise its purchase option, Lessor shall, and Lessee may, solicit from prospective purchasers wholesale cash bids for Vehicles. Such Vehicles shall be sold in a commercially reasonable manner. From the sales proceeds, Lessor shall deduct unamortized acquisition fees, sales expenses paid or incurred by Lessor in undertaking such sale and any late fees, taxes or other amounts due with respect to the Vehicles, regardless of when assessed or payable, the balance remaining to constitute the Net Proceeds which shall be payable to Lessor. If Lessor sells a vehicle owned by Lessee or a third party, Lessee agrees that the sale of such vehicle shall be subject to the indemnity herein and to pay Lessor's then current sa fee.

12. TERMINAL RENTAL ADJUSTMENT. As an incentive to the Lessee to maintain the value of the Vehicle by good maintenance, repair and careful u

g its Lease Term, the parties agree that the enhancement or reduction in value shall be compensated as follows:

a. Refund of Rental. If the Net Proceeds from the sale to either Lessee or a third party exceed the Stipulated Loss Value (as defined in Exhibit S), Lessor shall retain an amount equal to the Stipulated Loss Value, and remit the excess to Lessee as a refund of rental.

b. Rental Charge. If the Net Proceeds from the sale to either Lessee or a third party are less than the Stipulated Loss Value, Lessee shall pay Lessor the amount of the difference between the Net Proceeds and the Stipulated Loss Value.

13. INSURANCE. Before delivery of any Vehicle, Lessee shall purchase from a responsible insurance company acceptable to Lessor and Lessee shall maintain, during the Lease Term of each Vehicle, the following coverages and deliver to Lessor a certificate thereof:

a. Liability insurance naming Lessor as an Additional Insured with limits of coverage as Lessor may require, but in no event less than $1 million combined single limit per occurrence ($5 million for Vehicles capable of transporting 9 or more passengers). No self-insured retention or deductible is permissible unless approved in writing by Lessor.

b. Comprehensive and collision insurance naming Lessor as Loss Payee with coverage for the actual cash value of each Vehicle and subject to a deductible no greater than the following amounts unless approved by Lessor: $5,000 for intercity coaches; $2,500 for school buses, shuttle buses and vans and ambulances; $1,000 for medium and heavy duty trucks and trailers, tool trucks, tow trucks and tire service trucks. Lessee shall also obtain no-fault insurance complying with applicable legal requirements. Lessee shall bear all risk of loss, damage or destruction to the Vehicle (which may exceed actual cash value), however caused, from the time of acceptance until surrender to Lessor.

c. Conditions. All insurance policies shall provide for 30 days' prior written notice to Lessor of any cancellation or reduction in coverage. Lessor has no obligation to examine insurance certificates or to advise Lessee if its insurance is not in compliance with this Agreement. Lessee authorizes Lessor to endorse Lessee's name to insurance checks related to the Vehicles and to take any actions to pursue insurance claims and recover payments if Lessee fails to do so.

d. Casualty. In the event for any reason a Vehicle becomes worn out, lost, stolen, destroyed or unusable (herein, each, a "Loss"), on the rental payment date next succeeding the occurrence of such Loss, Lessee shall pay to Lessor the sum of (x) the Stipulated Loss Value of the affected Vehicle (determined as of the rental payment date immediately preceding the date of such Loss), and (y) all rent and other amounts which are then due under this Agreement. Upon payment of all such sums, the term of this Lease as to such affected Vehicle shall terminate. So long as no event of default shall have occurred and be continuing, any insurance proceeds attributable to such Vehicle shall be payable to reimburse Lessee for the payments required hereunder up to the amount of the Stipulated Loss Value. Lessee understands that such Stipulated Loss Value may exceed the actual cash value of the Vehicle as determined by the insurer of the Vehicle and that Lessee remains required to pay the entire amount due hereunder.

14. INDEMNITY. LESSEE WILL INDEMNIFY AND DEFEND LESSOR (INCLUDING ANY OF ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY OR CLAIM DIRECTLY OR INDIRECTLY RELATING TO THE OWNERSHIP, LEASE, MAINTENANCE, USE, CONDITION (INCLUDING BUT NOT LIMITED TO, PATENT AND LATENT DEFECTS WHETHER OR NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS OR THE CONDITION OF THE VEHICLE AT SURRENDER) OR SURRENDER OF ANY VEHICLE BETWEEN THE TIME OF DELIVERY TO LESSEE AND THE TIME OF SURRENDER. IF LESSOR SELLS ANY VEHICLE TO LESSEE, ANY OF ITS EMPLOYEES OR A PURCHASER FROM WHOM LESSEE OBTAINS AN OFFER, LESSEE'S COVENANTS OF INDEMNITY WITH RESPECT TO SUCH VEHICLE SHALL CONTINUE. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY, ENVIRONMENTAL LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, ITS AGENTS OR EMPLOYEES. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

15. NATURE OF AGREEMENT. THE PARTIES INTEND ALL LEASES OF VEHICLES HEREUNDER TO BE TRUE LEASES. Lessee has no right, title or interest in and to any Vehicle leased hereunder except as lessee, and Lessee has no option to purchase any Vehicle for any amount less than its fair market value. Lessor has the right to mark the Vehicle at any time stating its interest as owner and to receive and retain compensation related to the Vehicles from manufacturers, suppliers and vendors. Without prejudice to the intention of the parties that this Agreement be a true lease, Lessee hereby grants Lessor a security interest in the Vehicles, all vehicles and other equipment and property subject to other leases or loans with Lessor, and all proceeds, accessions, documents, instruments, accounts, chattel paper, equipment and general intangibles related thereto to secure all of Lessee's obligations under this or any other agreement with Lessor. Lessee hereby grants Lessor its power of attorney to act for and on behalf of Lessee in all matters pertaining to the titling and registration of Vehicles and the filing, recording or perfecting of Lessor's interest and title in the Vehicles, including execution of Uniform Commercial Code financing statements, and agrees to execute such other documents as may be necessary to effect or evidence such grant. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

16. FINANCIAL STATEMENTS; INSPECTIONS. The creditworthiness of Lessee and any guarantor is a material condition to this Agreement. Lessee shall provide Lessor with financial information reasonably requested by and satisfactory to Lessor each year of this Agreement. Nothing herein shall be construed to require Lessor to lease any vehicle. Lessor may inspect the Vehicles and related records at any time upon reasonable notice.

17. DEFAULT; REMEDIES. If Lessee shall fail to make the payments, maintain insurance coverage or title any Vehicle properly and in a timely manner, all as herein required or after 10 days' written notice shall fail to perform any of its other covenants under this Agreement, or Lessee or any guarantor shall (i) make an assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction; or (ii) discontinue business; or (iii) dissolve, terminate, cease its corporate or partnership existence or die; or (iv) be in default under any other agreement it may have with Lessor or any parent, subsidiary or affiliate of Lessor; or (v) suffer a material adverse change in operating or financial condition which impairs Lessee's ability to perform its obligations hereunder or Lessor's title to or rights in the Vehicles; or (vi) make any representation or warranty herein, or in any document delivered to Lessor in connection herewith, which shall prove to be false or misleading in any material respect; or (vii) merge, consolidate, or undergo a change in controlling ownership; or (viii) be in default under any other agreement it may have with Lessor or any parent, subsidary or affiliate or Lessor; then in such event Lessee shall be in default under this Agreement. A default under the terms of this Agreement shall constitute a default under any other agreement Lessee has with Lessor, or any parent, subsidiary or affiliate of Lessor. Lessor shall have the right to offset any amounts due to Lessee against amounts due to Lessor and all rights and remedies available at law or in equity including, without limitation, the right to repossess any and all Vehicles leased hereunder (and for that purpose, Lessor or its agents may enter upon any premises owned by or under the control of Lessee or any of its employees or affiliates). Notwithstanding repossession and sale of any Vehicle, Lessor may recover from Lessee all damages sustained as a result of Lessee's default, and is not accountable to Lessee for any proceeds of any such sale. Such damages shall include but not be limited to: the full amount of rentals then due and unpaid, the Stipulated Loss Value of the Vehicles calculated pursuant to Exhibit S as of the rental payment date immediately preceding the default, and all other amounts of any nature due under this Agreement including, without limitation any amounts due as terminal rental adjustments, together

of all costs of collection and repossession including attorneys fees and collection fees. All of Lessor's rights and remedies shall be cumulative and not exclusive.

18. **NO CONSEQUENTIAL DAMAGES.** In no event shall Lessor be liable for any loss of profits, other consequential damages or inconvenience resulting from any delay in delivery, theft, damage to, loss of, defect in or failure of any Vehicle, or the time consumed in recovering, repairing, adjusting, servicing, or replacing same and there shall be no abatement or apportionment of rental during such time. EXCEPT WITH RESPECT TO LESSEE'S OBLIGATIONS OF INDEMNITY HEREUNDER, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO ANY BREACH BY THE OTHER PARTY OF THIS AGREEMENT SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WILL BE CLAIMED.

19. **ASSIGNMENTS.** LESSEE SHALL NOT ASSIGN, SUBLET, LIEN, ENCUMBER, OR TRANSFER ANY INTEREST IN ANY OF THE VEHICLES LEASED HEREUNDER OR ANY INTEREST IN THIS AGREEMENT TO ANY PARTY WITHOUT THE WRITTEN CONSENT OF LESSOR. ANY SUCH CONSENT BY LESSOR SHALL NOT RELIEVE LESSEE OF ITS OBLIGATIONS AND LIABILITIES. Lessor may assign all or any part of its right, title and interest in this Agreement or the Vehicles, including all receivables.

20. **RELATED ENTITIES.** Any Vehicles leased or operated by present or future subsidiaries, parents or affiliates of Lessee shall be within the terms and conditions of this Agreement, unless covered by a separate agreement with such subsidiary, parent or affiliate, and Lessee agrees that, in the event such subsidiary, parent or affiliate does not perform according to the terms and conditions of this Agreement, Lessee guarantees such performance.

21. **WAIVER OF JURY TRIAL. BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS DIRECTLY OR INDIRECTLY HEREUNDER.**

22. **GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE VEHICLES. THE PARTIES FURTHER AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING, DIRECTLY OR INDIRECTLY, FROM THIS AGREEMENT, SHALL BE LITIGATED, AT THE OPTION OF LESSOR, IN COURTS HAVING SITUS WITHIN THE STATE OF CONNECTICUT, AND LESSEE HEREBY CONSENTS TO THE PERSONAL JURISDICTION OVER LESSEE BY ANY LOCAL, STATE OR FEDERAL COURT SELECTED BY LESSOR THAT IS LOCATED WITHIN THE STATE OF CONNECTICUT. LESSEE WAIVES ANY OBJECTION TO VENUE IN ANY SUCH ACTION AND AGREES NOT TO DISTURB SUCH CHOICE OF FORUM BY LESSOR. LESSEE HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AND THAT SUCH SERVICE BY MAILING SHALL CONSTITUTE DUE AND PERSONAL SERVICE UPON LESSEE.**

23. **ODOMETER DISCLOSURE STATEMENT.** Federal law (and State law, if applicable) requires that Lessee as lessee disclose, and Lessee shall disclose, the mileage of each Vehicle to Lessor in connection with the transfer of ownership of the Vehicle. Failure to complete an odometer disclosure statement or making a false statement may result in fines and/or imprisonment. LESSEE AGREES TO PAY AN ADMINISTRATIVE FEE IF LESSEE FAILS TO PROVIDE A REQUIRED ODOMETER OR DAMAGE DISCLOSURE STATEMENT AT TIME OF SURRENDER.

24. **MODIFICATIONS.** This Agreement, its Exhibits, Schedules and amendments contain the entire understanding of the parties and merge all oral understandings. Purchase orders relating to Vehicles may be issued by Lessee for administrative convenience, but are subject to the terms and conditions of this Agreement and shall not amend or supplement it. **ANY MODIFICATIONS, CHANGES, OR AMENDMENTS MAY BE MADE ONLY IN A WRITING DULY SIGNED BY LESSEE AND LESSOR. FAILURE OF EITHER PARTY TO ENFORCE ANY RIGHT GRANTED HEREIN SHALL NOT BE DEEMED A WAIVER OF SUCH RIGHT.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.

LESSOR:	LESSEE:
Partnership Financial Services, Inc. d/b/a ABC Financial Services	Bestway Coach Express, Inc.
By: ______________________	By: [signature] Wilson Shek Hong Cheng
Title: ______________________	Title: President
Address: 11010 Prairie Lakes Drive, Eden Prairie, MN 55334	Address: 2 Mott Street, New York, NY 10013